UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [●], 2019

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Viveve Medial, Inc., a Delaware corporation (the “Company”).  The Special Meeting will be held on [●], [●], 2019 at [●] a.m. local time at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado, 80112.

At the meeting, you will be asked to:

1)

approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100), such ratio to be determined in the sole discretion of the Board of Directors (the “reverse stock split proposal”);

2)

approve an amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to equal 18.0% of the issued and outstanding shares of Common Stock of the Company (the “Common Stock”) on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019 (the “stock plan proposal”); and

3)

approve the authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split proposal or the stock plan proposal (the “adjournment proposal”).

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on [●], [●], 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting, or at any adjournments of the Special Meeting.

You may vote by toll-free telephone, via the Internet or, by completing, dating and signing the proxy card and returning it in the envelope provided. If you attend the Special Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

By order of our Board of Directors,
Viveve Medical, Inc.

Scott Durbin
Chief Executive Officer
Englewood, Colorado
[●], 2019

Your vote is important, whether or not you expect to attend the Special Meeting. You are urged to vote either via the Internet or telephone, or vote by mail by completing, dating and signing the enclosed proxy card and returning it in the envelope provided . Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed on or about [●], 2019 to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this proxy statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for our special meeting of stockholders to be held on [●], 2019 at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado, 80112 at [●] a.m., local time (referred to as the “Special Meeting”). Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Special Meeting.

TABLE OF CONTENTS

ABOUT THE MEETING: QUESTIONS AND ANSWERS	6
PROPOSAL 1—APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO IN THE RANGE OF one-for-twenty (1:20) to one-for-ONE hundred (1:100), SUCH RATIO TO BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS	10
PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE VIVEVE MEDICAL, INC. 2013 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER to equal 18.0% of the issued and outstanding shares of Common Stock on a fully diluted basis	16
PROPOSAL 3—AUTHORIZATION TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES	22
EXECUTIVE OFFICERS	23
COMPENSATION OF EXECUTIVE OFFICERS	24
SUMMARY COMPENSATION TABLE	24
DIRECTOR COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER PROPOSALS	35
ANNUAL REPORT ON FORM 10-K	35
OTHER MATTERS	35
ANNEX A – CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
ANNEX B – AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED	B-1
ANNEX C – AMENDMENT TO THE AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN	C-1

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE OR MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THANK YOU FOR ACTING PROMPTLY

VIVEVE MEDICAL, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [●], 2019

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this Special Meeting, you will be asked to:

1)

approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100), such ratio to be determined in the sole discretion of the Board of Directors (the “reverse stock split proposal”);

2)

approve an amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan to (i) increase the number of shares of common stock reserved for issuance thereunder to equal 18.0% of the issued and outstanding shares of Common Stock of the Company (the “Common Stock”) on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019 (the “stock plan proposal”); and

3)

approve the authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split proposal or the stock plan proposal (the “adjournment proposal”).

Who is entitled to vote at the Special Meeting, and how many votes do they have?

Stockholders of record at the close of business on [●], 2019 (the “Record Date”) may vote at the Special Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were [●] shares of common stock outstanding on the Record Date. From [●], 2019 through [●], 2019 you may inspect a list of stockholders eligible to vote. The list of stockholders will be made available at our offices during normal business hours. If you would like to inspect the list, please call Jim Robbins, our Vice President of Finance and Administration, at (720) 696-8100 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Special Meeting.

How do I vote?

You may vote over the Internet, by mail or in person at the Special Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●], [●], 2019. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on [●], [●], 2019. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

Vote in Person at the Meeting.    If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf.  If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Special Meeting. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Scott Durbin, our Chief Executive Officer, and Jim Robbins, our Vice President of Finance and Administration, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Special Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split (see Proposal 1); “FOR” the amendment of the Company’s 2013 Stock Option and Incentive Plan (see Proposal 2); and “FOR” the proposal to adjourn the special meeting if there are not sufficient votes in favor of the reverse stock split proposal or the stock plan proposal (see Proposal 3). We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. If your shares are registered in “street name” (i.e., held in a brokerage account or by a bank or other nominee), you will receive a voting instruction card or other information from your broker or other holder of record seeking instruction regarding how to vote your shares. If you do not provide such instruction, your broker or nominee may vote your shares at its discretion on your behalf on the approval of the reverse stock split, but not on the other proposals.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Special Meeting by:

●	notifying our Vice President of Finance and Administration, Jim Robbins, in writing at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, that you are revoking your proxy;
●

submitting a proxy at a later date via the Internet or telephone, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	attending and voting by ballot at the Special Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Article I, Section 5 of our Amended and Restated Bylaws, or Bylaws, a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Proposal 1—Approval of Reverse Stock Split Proposal. Approval of this proposal requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, it will have the same effect as a vote “AGAINST” the proposal. Proposal 1 is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you, so there will not be any broker non-votes in connection with Proposal 1.

Proposal 2—Approval of the Stock Plan Proposal. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal 3—Approval of the Adjournment Proposal, if Necessary. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Special Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the reverse stock split proposal; (ii) the stock plan proposal; and (iii) the adjournment proposal, if necessary.

What percentage of our common stock do our directors and officers own?

As of [●], 2019, our directors and named executive officers beneficially owned approximately [●]% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page [●] for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the reverse stock split proposal (see Proposal 1);
●	FOR the stock plan proposal (see Proposal 2); and
●	FOR the adjournment proposal, if necessary (see Proposal 3).

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO IN THE RANGE OF ONE-FOR-TWENTY (1:20) TO ONE-FOR-ONE HUNDRED (1:100), SUCH RATIO TO BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS

Introduction

The Board of Directors is recommending that the stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100), such ratio to be determined in the sole discretion of the Board of Directors. If this proposal is approved, the Board of Directors will have the authority to decide, within twelve months from the Special Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. We believe that enabling our Board of Directors to set the ratio within the stated range will provide the Company with the flexibility to implement a reverse stock split in a manner designed to maximize the anticipated benefits for its stockholders. If the Board of Directors decides to implement the split, it will become effective upon the filing of an amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the reverse stock split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by the Board of Directors. The total number of authorized shares of Common stock will remain at 85,000,000, notwithstanding the reverse stock split. The form of the proposed Certificate of Amendment to the Company’s Charter to effect the reverse stock split is attached as Annex A to this proxy statement. The text of the proposed Certificate of Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to effect the proposed amendment to the Company’s Charter.

Purpose and Background of the Reverse Stock Split

The Board of Directors’ primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. The Board of Directors believes that the reverse stock split would, among other things, (i) better enable the Company to maintain the listing of its common stock on The Nasdaq Capital Market and (ii) facilitate higher levels of institutional stock ownership, as institutional investment policies generally prohibit investments in lower-priced securities.

The Company’s common stock is currently listed on The Nasdaq Capital Market. On May 13, 2019, the Company received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided 180 calendar days, or until November 11, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance and qualify for continued listing on The Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the 180-day grace period. If the Company fails to regain compliance during this grace period, our common stock will be subject to delisting by Nasdaq.

The failure of stockholders to approve this Proposal 1 could prevent the Company from regaining compliance with Nasdaq’s Minimum Bid Price Requirement.  If Nasdaq delists our common stock, then our common stock would likely become traded on the over the counter market maintained by OTC Markets Group Inc. (the “OTC”), which does not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has.  In that event, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock.  If our common stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result.  Also, due to certain state securities (blue sky) law requirements that apply to securities that are not listed on an exchange, our ability to consummate future public offerings would be materially limited, and could require that the Company undertake private placements on terms that are significantly less favorable than the terms of a public offering.

The closing sale price of the Company’s common stock on August 7, 2019 was $0.18 per share. The Board of Directors has considered the potential harm to the Company of a delisting from The Nasdaq Capital Market and believes that a reverse stock split would enable the Company regain compliance with Nasdaq’s minimum bid price listing standard.

The Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s common stock. Furthermore, the Board of Directors believes that the reverse stock split would better enable the Company’s to raise capital to fund its planned operations, if necessary.

The purpose of seeking stockholder approval of an exchange ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100) (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board of Directors would effect a reverse stock split only upon the determination by the Board of Directors that a reverse stock split would be in the best interests of the Company at that time. If the Company were to effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100). No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split, including the specific ratio selected by the Board of Directors. If the Board of Directors does not implement the reverse stock split within twelve months from the Special Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board of Directors believes that the reverse stock split will increase the price level of the Company’s common stock in order to, among other things, ensure continued compliance with The Nasdaq Capital Market’s minimum bid price listing standard and generate interest in the Company among investors. The Board of Directors cannot predict, however, the effect of the reverse stock split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of common stock after the reverse stock split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, which would reduce the market capitalization of the Company. The market price per post-reverse stock split share may not remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market, or the Company may not otherwise meet the additional requirements for continued listing on The Nasdaq Capital Market. The market price of the common stock may also be based on our performance and other factors, the effect of which the Board of Directors cannot predict.

The reverse stock split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding down of the fractional share to the nearest whole number. The Company will pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split.

The principal effects of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced, depending on the exact split ratio chosen by the Board of Directors, into 1/20 to 1/100 of the number of shares of common stock outstanding immediately prior to the reverse stock split, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, between 1/20 to 1/100 of the number of shares of common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split, at an exercise price equal to between 20 times to 100 times the exercise price specified before the reverse stock split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse stock split, (iii) all outstanding restricted stock units entitling the holders thereof to the vesting of shares of common stock will be reduced by between 1/20 to 1/100 of the amount immediately preceding the reverse stock split; and (iv) the number of shares reserved for issuance pursuant to the Company’s 2013 Stock Plan and the Company’s ESPP will be reduced to between 1/20 to 1/100 of the number of shares currently included in each such plan.

The reverse stock split will not affect the par value of the common stock. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet and statement of stockholders’ equity attributable to the common stock will be reduced to 1/20 to 1/100 of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net loss of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The amendment will not change the terms of the common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse stock split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

As noted above, if the reverse stock split is implemented, the number of issued and outstanding shares of common stock will be proportionally reduced. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

If the reverse stock split is implemented, the common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and any share certificates with our old CUSIP number would need to be exchanged for share certificates with our new CUSIP number following the procedures below.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by the Company’s stockholders, and the Board of Directors determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to the Charter is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, a minimum of twenty and a maximum of one hundred shares of existing common stock of the Company will be combined into one new share of common stock as will be set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. VStock Transfer, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders.

No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse stock split. Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding down of the fractional share to the nearest whole number. The Company will pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split. Due to the relatively small number of shares, the Company does not believe that the rounding down of fractional shares will have a material effect on the Company or its financial statements. No holder of any outstanding option, warrant or restricted stock units would be entitled to receive payment for any fractional share.

Those stockholders who hold less than the number of shares set forth in the ratio fixed by the Board for the reverse stock split and only hold a fractional share after the reverse stock split would be eliminated as a result of the payment of cash in lieu of any fractional share interest in connection with the reverse stock split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

If the stockholders approve the proposal and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split, including the specific ratio selected by the Board of Directors.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Board of Directors will be authorized to proceed with the reverse stock split. In determining whether to proceed with the reverse stock split and setting the exact amount of split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, The Nasdaq Capital Market listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued common stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interest, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of common stock and other holdings, such as stock options or restricted stock units.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware even if the authority to effect the amendment to the Charter is approved by our stockholders. By voting in favor of a reverse stock split, you are also expressly authorizing the Board of Directors to delay, not proceed with, or abandon the proposed reverse stock split and amendment to the Charter if the Board of Directors should decide, in its sole discretion, that such action is in the best interests of our stockholders.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations relating to the reverse stock split. The discussion below does not provide a complete analysis of all potential tax considerations and relates only to U.S. holders (as defined below) who hold common stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a particular U.S. holder in light of his, her or its particular circumstance nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. In addition, it does not represent a description of the U.S. federal income tax considerations applicable to U.S. holders who may be subject to special tax rules, such as: financial institutions; insurance companies; real estate investment trusts; regulated investment companies; entities treated as a partnership or other pass-through entity for U.S. federal income tax purposes; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; U.S. holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

Tax Consequences to the Company

The Company will not recognize gain or loss as a result of the reverse stock split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares of common stock for a lesser number of shares of common stock, based upon the reverse stock split ratio, except to the extent of cash, if any, received in lieu of fractional shares, as described below. The holding period for the shares of common stock received in the reverse stock split will include the period during which a U.S. holder held the shares of the common stock that were surrendered in the reverse stock split.

A U.S. holder’s aggregate tax basis in the lesser number of shares of common stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, will be the same as such U.S. holder’s aggregate tax basis in the shares of common stock that such U.S. holder owned prior to the reverse stock split. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received a fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the holder’s holding period for such pre-reverse stock split shares exceeds one year at the effective time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH STOCKHOLDER IS ADVISED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE STOCKHOLDER OF THE REVERSE STOCK SPLIT.

Vote Required and Recommendation

A quorum being present, the affirmative vote of a majority of the outstanding shares of stock entitled to vote as of the record date is required to approve the amendment of the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the common stock at a ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100). You may vote “FOR”, “AGAINST”, or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote “AGAINST” the reverse stock split.

The Board of Directors unanimously recommends that stockholders vote FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-twenty (1:20) to one-for-ONE hundred (1:100), such ratio to be determined in the sole discretion of the Board of Directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2013 STOCK PLAN

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (the “Original Plan”) was originally adopted by the Board on April 22, 2013 and approved by the stockholders on June 6, 2013, and subsequently amended from time to time (collectively, the “2013 Stock Plan”).

The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our common stock by employees and directors, and to promote our success by providing both rewards for exceptional performance and long-term incentives for future contributions to the Company.

On August 6, 2019, the Board of Directors approved an amendment to the 2013 Stock Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2013 Stock Plan to equal 18.0% of the issued and outstanding shares of Common Stock on a fully diluted basis, calculated as if all shares authorized under the 2013 Stock Plan were included in the denominator (and assuming conversion of all outstanding convertible securities, including but not limited to conversion of any of our outstanding Preferred Stock into Common Stock in accordance with our Amended and Restated Certificate of Incorporation, as amended from time to time without any regulatory limitations, all issued and outstanding warrants, notes, RSUs and stock options (whether issued under or outside the 2013 Stock Plan and the like)), and calculated as of the earlier of (A) the day immediately after the consummation of the Company's next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019. The form of the proposed Amendment to the 2013 Stock Plan is attached as Annex C to this proxy statement.

Based solely on the closing price of our common stock as reported on Nasdaq on August 7, 2019, the estimated aggregate market value (as of August 7, 2019) of the additional shares of common stock that could potentially be issued under the 2013 Stock Plan is approximately $1.7 million.

The share numbers and share prices set forth in this Proposal 2 are “pre-split” and do not take into account the reverse stock split the stockholders are also being asked to approve (with a proposed range of reverse stock split ratios between one-for-twenty (1:20) to one-for-one hundred (1:100), with the exact ratio to be determined by the Board of Directors). Assuming approval of this Proposal 2 and approval and implementation of the reverse stock split, the share numbers under the 2013 Stock Plan and all outstanding awards under the 2013 Stock Plan and our other equity plans, will be proportionately adjusted in accordance with the terms of the outstanding awards and plans.

Rationale for Share Increase

The 2013 Stock Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Our Board of Directors determined the size of reserved pool under the 2013 Stock Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees.

Summary of Material Features of the 2013 Stock Plan

The following is a summary of the material features of the 2013 Stock Plan and its operation. The summary is qualified in its entirety by reference to the 2013 Stock Plan, as amended and as currently in effect, as set forth in Annex B.

General. The purpose of the 2013 Stock Plan is to encourage and enable the officers, employees, directors and other key persons (including consultants and prospective employees) of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company in order to more closely identify their interests with those of our stockholders and to strengthen their desire to remain with the Company. This is done through the grant of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock awards, deferred stock awards and unrestricted stock awards as well as other types of awards, performance units, and performance shares, as the Administrator (as defined below) may determine.

Authorized Shares. Subject to the adjustment provisions contained in the 2013 Stock Plan, stockholders are being asked to approve an increase to the number of shares of the Company’s common stock reserved for issuance under the 2013 Stock Plan (the “Initial Limit”) to equal 18.0% of the issued and outstanding shares of Common Stock on a fully diluted basis, calculated as if all shares authorized under the 2013 Stock Plan were included in the denominator (and assuming conversion of all outstanding convertible securities, including but not limited to conversion of any of our outstanding Preferred Stock into Common Stock in accordance with our Amended and Restated Certificate of Incorporation, as amended from time to time without any regulatory limitations, all issued and outstanding warrants, notes, RSUs and stock options (whether issued under or outside the 2013 Stock Plan and the like)), and calculated as of the earlier of (A) the day immediately after the consummation of the Company's next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019. As of August 7, 2019, there remain reserved for future awards 892,932 shares of the Company’s common stock under the 2013 Stock Plan.

Adjustments to Shares Subject to the 2013 Stock Plan. The Initial Limit will automatically increase annually, on the first day of each January during the term, by an amount equal to the lesser of (i) the number of shares that will increase the Initial Limit by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the Board of Directors (the “Annual Increase”).

The number of shares of the Company’s common stock reserved for issuance under the 2013 Stock Plan will be adjusted in the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock.

Administration. The Board of Directors has delegated administration of the 2013 Stock Plan to the Compensation Committee (the “Administrator”). The Administrator may further delegate administration of the 2013 Stock Plan to the Chief Executive Officer with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code.

Subject to the terms of the 2013 Stock Plan, the Administrator has the sole discretion to select the individuals who will receive awards, to determine the type of award to be granted and the terms and conditions of such awards, including the number of issuable shares that will be covered by an award, to accelerate vesting of an award, to determine and modify from time to time the terms and conditions of an award, including restrictions, not inconsistent with the terms of the Plan, to extend the time period during which options can be exercised and at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the 2013 Stock Plan and for its own acts and proceedings as it deems advisable, to interpret the terms and provisions of the 2013 Stock Plan and any award (including related written instruments), to make all determinations it deems advisable for the administration of the 2013 Stock Plan, to decide all disputes arising in connection with the 2013 Stock Plan and to otherwise supervise the administration of the 2013 Stock Plan.

Eligibility; Plan Limits. Awards may be granted to full or part-time officers and other employees, non-employee directors and key persons (including consultants and prospective employees) of the Company, as selected from time to time by the Administrator in its sole discretion. As of August 7, 2019, approximately 95 individuals were eligible to participate in the 2013 Stock Plan, which includes 3 executive officers, 63 employees who are not executive officers, 4 non-employee directors and 25 consultants. There are certain limits on the number of awards that may be granted under the 2013 Stock Plan. For example, no more than a grant date fair value equivalent of $1,000,000 of shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any “covered employee” (within the meaning of Section 162(m) of the Code) in a performance cycle is a grant date fair value equivalent of $1,000,000 of shares of common stock or $1,000,000 for cash-based awards. In addition, the maximum number of shares of common stock may be granted in the form of incentive stock options may not exceed 4,000,000 cumulatively increased on January 1, 2017 and on each January 1 thereafter through August 6, 2029 by the lesser of the Annual Increase for such year or 1,000,000 shares of common stock.

Stock Options. The 2013 Stock Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2013 Stock Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Capital Market on the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2013 Stock Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2013 Stock Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may only be granted as a component of another award (other than a stock option or stock appreciation right) may either be paid only if the related award becomes vested or contain terms and conditions that are different from the related award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2013 Stock Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Transferability of Awards. Unless determined otherwise by the Administrator, awards granted under the 2013 Stock Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Corporate Events. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of common stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the common stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the 2013 Stock Plan and all outstanding awards shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of the awards by the successor entity, or the substitution of the awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all options and stock appreciation rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular awards in the relevant award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding options and stock appreciation rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event.

Termination or Amendment. The Board of Directors may, at any time, amend or discontinue the 2013 Stock Plan and the Administrator may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding award without the holder’s consent. Except as otherwise provided in the 2013 Stock Plan, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect repricing through cancellation and re-grants or by exchanging a stock option or stock appreciation right for any other award. To the extent required under the rules of any securities exchange or market system on which the Company’s common stock is listed and to the extent determined by the Administrator to be required to ensure that incentive stock options granted under the 2013 Stock Plan qualify under Section 422 of the Code, amendments to the 2013 Stock Plan will be subject to approval by the stockholders entitled to vote at a meeting of stockholders.

Effective Date of the 2013 Stock Plan. The 2013 Stock Plan was initially approved by our Board of Directors on April 22, 2013. Awards of incentive options may be granted under the 2013 Stock Plan until the tenth anniversary of the most recent date of approval by our Board of Directors (provided that the Plan was approved by stockholders within 12 months of such date). No other awards may be granted under the 2013 Stock Plan after the date that is ten years from the most recent date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2013 Stock Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Stock Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Stock Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Patricia Scheller, Chief Executive Officer (Former)	-		-	-		-

Scott Durbin, Chief Executive Officer (Current)	1.24		630,000	75,322.50		62,250

James Atkinson, Chief Business Officer and President	1.24		300,000	51,328.20		42,420

Jim Robbins, Vice President of Finance and Administration and Principal Accounting and Financial Officer	1.24		95,000	33,623.48		27,788

All current executive officers, as a group	1.24	(2)	1,580,000	290,338.29	(3)	239,949

All current directors who are not executive officers, as a group	0.71	(2)	175,000	58,746.85	(3)	86,556

All current employees who are not executive officers, as a group	1.15	(2)	580,000	150,188.83	(3)	124,123

(1)

The amount reported represents the aggregate grant date fair value of stock awards, computed in accordance with Financial Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the impact of estimated forfeitures related to service-based vesting.  See Note 10 of the notes to our consolidated financial statements in the annual report on Form 10-K filed March 15, 2019 for a discussion of our assumptions in determining the grant date fair values of equity awards.

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the 2013 Stock Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to certain transactions under the 2013 Stock Plan. This discussion is intended for the information of stockholders considering how to vote at the Special Meeting and not as tax guidance to recipients of equity awards. It does not describe all federal tax consequences under the 2013 Stock Plan, nor does it describe state or local tax consequences.

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition. Special rules will apply where all or a portion of the exercise price of an ISO is paid by tendering shares of common stock.

If an employee exercises a non-qualified stock option, ordinary income will be recognized on the date of exercise equal to the difference between the fair market value of the shares on the date of exercise and the exercise price and we will be entitled to a tax deduction in that amount. If the employee disposes of the shares acquired upon exercise of a non-qualified stock option, the employee will recognize long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition. Special rules will apply where all or a portion of the exercise price of a non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the non-qualified stock option.

The Company generally will be entitled to a tax deduction in connection with other awards under the 2013 Stock Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2013 Stock Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Administrator may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO EQUITY AWARDS UNDER THE 2013 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Special Meeting is required to approve the amendment to the 2013 Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AN AMENDMENT TO THE 2013 STOCK PLAN, INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2013 STOCK PLAN to equal 18.0% of the issued and outstanding shares of Common Stock on a fully diluted basis.

PROPOSAL 3

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1 or Proposal 2, our proxy holders may move to adjourn the Special Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 1 or Proposal 2. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1 or Proposal 2, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Special Meeting is required to approve this adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our executive officers. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Scott Durbin	51	Chief Executive Officer and Director
James Atkinson	62	Chief Business Officer and President
Jim Robbins	55	Vice President of Finance and Administration

Executive Officers

Scott Durbin. Mr. Durbin was appointed to serve as the Chief Executive Officer and Director on May 10, 2018. Mr. Durbin joined Viveve, Inc. as its Chief Financial Officer in February 2013 and was appointed as the Chief Financial Officer and Secretary of Viveve Medical, Inc. on September 23, 2014. From June 2012 to January 2013, he served as an advisor and Acting Chief Financial Officer for Viveve, Inc. Prior to joining Viveve, Inc., from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc., a Johnson & Johnson company, and Alteon Inc. Mr. Durbin began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotechnology companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

James Atkinson. Mr. Atkinson was appointed to serve as the Chief Business Officer and President of the Company and Viveve, Inc. effective as of February 4, 2015. Mr. Atkinson has over 30 years of experience in medical device sales, marketing and business development with both Fortune 50 and start-up medical device companies. Mr. Atkinson was a founding principal at Ulthera, Inc., a medical device company, where he served as Senior Vice President of Sales and Marketing from October 2006 through April 2014. While at Ulthera, he assisted in growing the company from three to 165 employees and established a global distribution network that included 42 distributors, covering 52 countries. Mr. Atkinson’s prior experience includes various executive positions, including (i) Vice President of Sales and Marketing for the Cardiac Surgery Division at St. Jude Medical, Inc. from October 2004 to October 2006 where his responsibilities included launching the Biocor® stented tissue valve, recognized as the fastest growing heart valve brand in the industry, (ii) Vice President of Sales for Medtronic Vascular, a $200 million division of Medtronic, Inc., a medical technology, services, and solutions company, whose stock is traded on the New York Stock Exchange (Ticker: MDT), from January 2003 to September 2004 and (iii) co-founder and Vice President of Sales and Business Development for Medical Simulation Corporation. Mr. Atkinson’s career began as a sales representative at Ethicon Endosurgery, a Johnson & Johnson company that manufacturers surgical systems and instruments, where he progressed through positions with increasing responsibility to Regional Manager.

Jim Robbins. Mr. Robbins joined the Company as Vice President of Finance in July 2014 and was promoted to Vice President of Finance and Administration in May 2017. In May 2018, Mr. Robbins assumed expanded responsibilities and was appointed as the Company’s Principal Accounting Officer, and in November 2018, Mr. Robbins became the Principal Accounting and Financial Officer. He has over 25 years of accounting and finance experience in both industry and public accounting. Prior to joining the Company, Mr. Robbins provided accounting, finance and business consulting services for various biotech companies. From 2010 to 2012 he served as Vice President of Finance and Administration for Auxogyn, Inc., a privately held medical technology company focused on advancing women’s reproductive health by translating scientific discoveries in early embryo development into clinical solutions that improve patient outcomes in vitro fertilization (IVF) procedures. He served as Director of Finance and Vice President of Finance 2004 to 2010 for Micrus Endovascular, Inc., a company which develops, manufactures and markets both implantable and disposable medical devices used in the treatment of cerebral vascular diseases. Prior to Micrus Endovascular, Mr. Robbins served at Genitope Corporation as Corporate Controller, a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. From 1995 to 2001, he served in management positions for high technology companies including Extricity, Inc., InVision Technologies, Inc., and Truevision, Inc. Mr. Robbins was in the audit practice of Price Waterhouse, LLP from 1987 to 1995. He received his Bachelor of Business Administration with a concentration in accounting from the University of Texas at Austin and is a Certified Public Accountant.

COMPENSATION OF EXECUTIVE OFFICERS

This section provides information about compensation for:

●	Patricia Scheller, our Chief Executive Officer from January 1, 2018 to May 10, 2018;

●	Scott Durbin, our Chief Financial Officer from January 1, 2018 to May 9, 2018 and our Chief Executive Officer from May 10, 2018 to present;

●	James Atkinson, our Chief Business Office and President; and,

●	Jim Robbins, our Vice President of Finance and Administration and Principal Accounting and Financial Officer.

We refer to these individuals as our “named executive officers”.

SUMMARY COMPENSATION TABLE

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Patricia Scheller,	2018	148,440	-	262,846	(4)	542,799	(5)	954,085
Chief Executive Officer (Former)	2017	402,000	242,106	-		30,924		675,030

Scott Durbin,	2018	389,958	62,250	686,751		16,140	(6)	1,155,099
Chief Executive Officer (Current)	2017	336,000	198,095	260,033		21,000		815,128

James Atkinson,	2018	353,500	42,420	422,198		-		818,118
Chief Business Officer and President	2017	343,000	146,000	-		6,596		495,596

Jim Robbins,	2018	256,898	27,788	203,168		59,807	(7)	547,661
Vice President of Finance and Administration and Principal Accounting and Financial Officer

_____________________________________________

(1) The amounts reported represent cash bonuses awarded with respect to the years indicated based upon the achievement of corporate performance goals related to (i) strengthening financial position; (ii) expanding market opportunities and ensuring competitiveness; (iii) providing clinically proven solutions; and (iv) ensuring reliable quality supply of products for the years indicated. The bonuses for 2018 performance were paid 50% in cash and 50% in the form of restricted stock awards that vest in full upon FDA approval of the Viveve System for improvement of sexual function or stress urinary incontinence in the United States. The restricted stock awards were granted in January 2019 and, accordingly, the value of these awards will be reported in next year’s proxy as 2019 compensation in accordance with SEC rules.

(2) The amounts reported represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 10 of the notes to our consolidated financial statements in the annual report on Form 10-K filed March 15, 2019 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(3) The amounts reported for 2017 represent cash-out of accrued PTO hours in accordance with the Company’s PTO Policy.

(4) Includes an incremental fair value of $97,873 attributable to attributable to the modification of stock options held by Ms. Scheller pursuant to the terms of the separation agreement and release between her and the Company to provide for (i) continued vesting of all stock options that would have vested had she remained employed through December 31, 2018, (ii) accelerated vesting of such awards for an additional six months following such date, and (iii) extension of the period of exercisability of her stock options for a period of 12 months following the May 11, 2018.

(5) The amount reported for 2018 includes (i) the following amounts payable to Ms. Scheller pursuant to the terms of the separation agreement and release between the Company and Ms. Scheller in the amounts of $414,250 in severance pay and $15,593 in cash payments for health insurance coverage under COBRA, and (ii) $96,000 in consulting fees for consulting services in 2018 pursuant to the terms of the consulting agreement between the Company and Ms. Scheller. In addition, the amount reported includes $16,956 in cash-out of accrued PTO hours upon employment termination. The material terms of the separation agreement and release and consulting agreement with Ms. Scheller are summarized below under the heading “Employment Agreements, Severance and Change in Control Arrangements.” The Company has made severance payments of $386,633 to Ms. Scheller through April 15, 2019. The remaining balance owed for her severance pay is $27,617

(6) The amount reported for 2018 represents cash-out of accrued PTO hours in accordance with the Company’s PTO Policy.

(7) The amount reported for 2018 represents $9,807 in cash-out of accrued PTO hours in accordance with the Company’s PTO Policy and $50,000 in relocation allowance, which was paid pursuant to the terms of the relocation agreement between Mr. Robbins and the Company, dated August 22, 2017.

Employment Agreements, Severance and Change in Control Arrangements

In February 2018, we entered into an employment agreement with Mr. Atkinson, and in May 2018, we entered into employment agreements with Messrs. Durbin and Robbins that provide for specified payments and benefits in connection with a termination of employment by us without cause or a resignation by the executive officer for good reason (as each such term is defined in the employment agreement). Our goal in providing these severances and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain confidentiality provisions and require the named executive officers to execute a general release of claims to receive any payments and benefits.

In May 2018, in connection with her resignation as Chief Executive Officer, we entered into a separation agreement and release and a consulting agreement with Ms. Scheller.

Employment Agreement with Scott Durbin

Pursuant to our amended and restated agreement with Mr. Durbin, he serves as our Chief Executive Officer on an at-will basis and as a director. Mr. Durbin currently receives a base salary of $415,000, which is subject to periodic review and adjustment. Mr. Durbin is also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Durbin’s employment is terminated by us without cause or Mr. Durbin terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for 12 months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Durbin that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Durbin’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to 1.5 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Durbin’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 18 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Durbin as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Durbin entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with James Atkinson

Pursuant to our employment agreement with Mr. Atkinson, he serves as our Chief Business Officer and President on an at-will basis. Mr. Atkinson currently receives a base salary of $353,500, which is subject to periodic review and adjustment. Mr. Atkinson is also eligible for an annual performance bonus targeted at 40% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Atkinson’s employment is terminated by us without cause or Mr. Atkinson terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for nine months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Atkinson was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of nine months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Atkinson that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Atkinson’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to one times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Atkinson’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Atkinson was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Atkinson as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Atkinson entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Jim Robbins

Pursuant to our employment agreement with Mr. Robbins, he serves as our Vice President of Finance and Administration and Principal Accounting Officer on an at-will basis. Mr. Robbins currently receives a base salary of $260,000, which is subject to periodic review and adjustment. Mr. Robbins is also eligible for an annual performance bonus targeted at 30% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

he employment agreement further provides that if Mr. Robbins’ employment is terminated by us without cause or Mr. Robbins terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for six months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Robbins that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Robbins’ employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to .75 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Robbins’ target annual cash incentive compensation for the year of termination, (ii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Robbins as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Robbins entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Relocation Agreement with Mr. Robbins

Effective August 22, 2017, in connection with Mr. Robbins relocation from California to Colorado, the Company and Mr. Robbins entered into a relocation agreement, pursuant to which Mr. Robbins agreed to relocate from California to Colorado with a target date of January 1, 2018. Mr. Robbins received a $50,000 relocation allowance in 2018 in order to assist with the completion of the relocation. In the event that Mr. Robbins had voluntarily resigned from his position or his employment was terminated by the Company for cause, in either case within 12 months of his relocation, he would have been required to repay the Company a pro-rated portion of the relocation bonus within 60 days of termination. The relocation agreement also provided that Mr. Robbins was entitled to an additional 40 hours of paid time off in order to assist with the move. Mr. Robbins did not use such additional paid time off and it was instead cashed out in April 2019 in accordance with Company policy.

Separation Agreement and Release and Consulting Agreement with Ms. Scheller

On May 30, 2018, in connection with Ms. Scheller’s resignation from her position as Chief Executive Officer of the Company, the Company and Ms. Scheller entered into a consulting agreement, effective as of May 11, 2018, pursuant to which Ms. Scheller agreed to provide advisory services relating to the transition of duties and assisting with business matters for a period of six months, unless earlier terminated or extended by the parties. Ms. Scheller received a monthly fee of $16,000 for her consulting services during the term of the consulting agreement.

In addition, on May 30, 2018, the Company entered into a separation agreement and release with Ms. Scheller, effective as of May 11, 2018. Pursuant to such agreement, Ms. Scheller is entitled to receive: (i) base salary continuation for 12 months following termination, (ii) a monthly cash payment in an amount equal to the employer portion of her monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of her continuation coverage under COBRA or the date she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, (iii) continued vesting of all stock options and other stock-based awards held by Ms. Scheller that would have vested had she remained employed through the earlier of December 31, 2018 and the date she ceased to provide services to the Company, (iv) accelerated vesting of such awards as if Ms. Scheller had remained employed for an additional six months following such date, and (v) extension of the period of exercisability of stock options held by her for a period of 12 months following May 11, 2018. Severance payments paid to or accrued for Ms. Scheller pursuant to the separation agreement and release are reported in the “2018 Summary Compensation Table” above

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2018. These awards were granted under our Amended and Restated 2006 Stock Plan and our 2013 Stock Plan.

			Option Awards
			Number of Securities Underlying Unexercised Options (#)(1)
Name	Vesting Start Date		Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Patricia Scheller
	1/23/2018		65,521	—	4.48	1/23/2028
	12/23/2016		93,750	—	5.22	12/23/2026
	12/16/2015		211,751	—	6.00	12/16/2025
	9/26/2014		117,416	—	4.80	9/26/2024
	5/15/2012	(2)	27,711	—	9.92	5/15/2022

Scott Durbin
	5/11/2018	(4)	—	300,000	1.97	5/11/2028
	01/23/2018		27,500	92,500	4.48	1/23/2028
	03/03/2017		58,126	74,734	4.46	03/03/2027
	12/23/2016		25,000	25,000	5.22	12/23/2026
	12/16/2015	(4)	72,564	24,187	6.00	12/16/2025
	9/26/2014		47,803	—	4.80	9/26/2024
	1/22/2013	(2)	10,323	—	9.92	1/23/2023

James Atkinson
	1/23/2018		34,375	115,625	4.48	1/23/2028
	12/23/2016	(3)	2,250	—	5.22	12/23/2026
	12/23/2016		37,750	37,500	5.22	12/23/2026
	12/16/2015		66,000	22,001	6.00	12/16/2025
	2/4/2015	(4)	64,090	2,786	3.76	2/4/2025

Jim Robbins
	5/11/2018	(4)	—	32,500	1.97	5/11/2028
	01/23/2018		13,464	45,286	4.48	1/23/2028
	12/23/2016		10,000	10,000	5.22	12/23/2026
	12/16/2015		18,188	6,062	6.00	12/16/2025
	07/01/2014	(4)	14,500	—	4.80	7/1/2024

(1)

Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable in equal monthly installments over 48 months following the grant date.

(2)

These stock options were fully vested upon the merger that took place on September 23, 2014 between PLC Systems Inc., Viveve, Inc. and PLC Systems Acquisition Corp. Prior to merger, the Board voted to accelerate the vesting of all unvested options that were outstanding as of the date of the merger such that all options would be immediately vested and exercisable by the holders.

(3)	This stock option was fully vested on the date of grant.
(4)

The shares of common stock underlying this stock option vest and become exercisable as follows: ¼ of the shares vested on the one-year anniversary of the grant date and the remaining shares vest in equal monthly installments over the following 36 months.

Equity Compensation and Plan Information

Stock Option Plans

The following table provides information as of December 31, 2018 regarding shares of common stock that may be issued under the Company’s Amended and Restated 2006 Stock Option and Incentive Plan, 2013 Stock Plan and the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (2006 Plan)	38,145	$9.96	-
Equity compensation plans approved by security holders (2013 Stock Plan)	3,976,330	$4.50	603,712
Equity compensation plans approved by security holders (2017 ESPP)	-		256,319
Total	4,014,475		860,031

On August 22, 2016, the Company’s stockholders approved an amendment to the 2013 Stock Plan to add an “evergreen” provision which will automatically increase annually, on the first day of each January, the maximum number of shares of common stock reserved and available under the 2013 Stock Plan (the “Stock Issuable”) by an amount equal to the lesser of (i) the number of shares that will increase the Stock Issuable by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the board of directors. As of December 31, 2018, there remain reserved for future awards 603,712 shares of the Company’s common stock under the 2013 Stock Plan. This number does not include the increase of 2,043,142 shares available under the 2013 Stock Plan effective January 1, 2019.

As of December 31, 2018, the remaining shares available for issuance under the 2017 ESPP were 256,319 shares. The number of outstanding purchase rights under the 2017 ESPP as of December 31, 2018 was not determinable.

Director Compensation

On December 23, 2016, the Board of Directors adopted an independent director compensation policy designed to compensate non-employee directors of the Company for their time, commitment and contributions to the Board. The Board amended and restated the independent director compensation policy effective July 17, 2018 (as amended and restated, the “Director Compensation Policy”). In January 2019, the Board further revised the policy to increase the additional annual retainer for our Board Chairperson from $25,000 to $35,000 and to provide for an additional option to purchase 35,000 shares as part of his or her initial option grant. Under the Director Compensation Policy, during the year ended December 31, 2018, all independent directors were eligible to receive cash compensation as set forth below, pro-rated to reflect the number of days served during any calendar quarter:

Annual Retainer($)
Board of Directors:
All Independent Directors	35,000
Chairperson Additional Retainer	25,000
Audit Committee:
All Audit Committee Members	10,000
Chairperson	20,000
Compensation Committee:
All Compensation Committee Members	5,000
Chairperson	10,000
Governance and Nominating Committee:
All Governance and Nominating Committee Members	3,750
Chairperson	7,500

Under the Director Compensation Policy, all independent directors eligible to receive cash compensation have the option to elect to receive all or any portion of such cash compensation in the form of a stock award, in lieu of a cash payment. Such election is to be made quarterly until the 2019 annual meeting and annually thereafter. Such restricted stock awards have a fair market value equal to the value of the cash retainer to be paid during such period and are fully vested upon grant.

In addition, under the policy, each new non-employee director who is initially appointed or elected to the Board after effectiveness of the policy is granted an equity-based award with a value at the time of issuance equal to two times the Subsequent Award (defined below) in effect at the time of election, which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board (the “Initial Award”). In addition, on the date of each annual meeting of the Company’s stockholders, each continuing non-employee director is eligible to receive an annual option grant to purchase 17,500 shares of common stock, which vests in full on the first anniversary of the grant date, subject to the director’s continued service on the Board (each a “Subsequent Award”). A non-employee director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive a Subsequent Award until the annual meeting for the next fiscal year. In the event a non-employee director’s service on the Board terminates, the vesting and exercise of such director’s unvested stock options shall be subject to the terms of the applicable award agreement.

The Company has also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending board of directors and committee meetings.

The Company and Ms. Jorn entered into a consulting agreement on April 23, 2018, pursuant to which Ms. Jorn agreed to provide advisory services as Senior Advisor to the Chief Executive Officer for a period of six months, unless earlier terminated or extended by the parties. Ms. Jorn received a fee of $30,000 per month for her services and was granted an option to purchase 150,000 shares of our common stock, which vests in equal monthly installments over 24 months following April 23, 2018, subject to Ms. Jorn’s continued service through the applicable vesting date. The consulting agreement terminated effective December 30, 2018.

2018 Director Compensation Table

The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2018. Scott Durbin, our Chief Executive Officer, serves on our Board of Directors but did not receive compensation for his service as a director and the compensation paid to Mr. Durbin as an employee during the year ended December 31, 2018 is set forth in the “2018 Summary Compensation Table” below. Ms. Scheller, our former Chief Executive Officer, also serves on our Board of Directors but did not receive compensation for her services as a director during the year ended December 31, 2018 and the compensation awarded to, earned by or paid to Ms. Scheller for her services as an employee and as a consultant in 2018 is set forth in the “2018 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(4)	All Other Compensation ($)(5)	Total ($)
Steven Basta (6)	14,440	-	144,163	-	158,603

Lori Bush (7)	8,534	8,536	-	-	17,070

Daniel Janney (8)	-	88,753	54,811	-	143,564

Debora Jorn	-	42,504	228,385	248,000	518,889

Arlene Morris	55,000	-	54,811	-	109,811

Jon Plexico (9)	-	34,315	18,104	-	52,419

Patricia Scheller	-	-	-	-	-

Karen Zaderej (6)	-	11,850	144,163	-	156,013

(1)

The amount reported represents the aggregate grant date fair value of stock options granted to our non-employee directors in 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the impact of estimated forfeitures related to service-based vesting. In addition to the stock option granted to Ms. Jorn for her service as a director in 2018, Ms. Jorn was granted an option to purchase 150,000 shares of common stock on May 11, 2018 with a vesting start date of April 23, 2018, pursuant to the terms of her consulting agreement with the Company.  The grant date fair value of the stock option granted to Ms. Jorn for her consulting services was $173,575. See Note 10 of the notes to our consolidated financial statements in the annual report on Form 10-K filed March 15, 2019 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)

On April 2, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the first quarter of 2018 in the following amounts: Ms. Bush - 1,590 shares, Mr. Janney - 6,450 shares, Ms. Jorn - 3,089 shares, and Mr. Plexico - 3,543 shares. On July 2, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the second quarter of 2018 in the following amounts Ms. Bush - 1,166 shares, Mr. Janney - 8,437 shares, Ms. Jorn - 4,040 shares, and Mr. Plexico - 4,635 shares. On October 1, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the third quarter of 2018 in the following amounts Mr. Janney - 8,947 shares, Ms. Jorn - 4,285 shares, Mr. Plexico - 4,007 shares, and Ms. Zaderej - 746 shares. On December 31, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the fourth quarter of 2018 in the following amounts Mr. Janney - 21,131 shares, Ms. Jorn - 10,120 shares, and Ms. Zaderej - 9,524 shares.

(3)

Ms. Bush elected to receive a portion of her 2018 director fees in cash and a portion of her 2018 director fees in the form of a stock award in lieu of cash. Messrs. Janney and Plexico and Mses. Jorn and Zaderej elected to receive all of their 2018 director fees in the form of stock awards in lieu of cash. Ms. Morris and Mr. Basta elected to receive all of their 2018 director fees in cash. The number of shares covered by the stock awards made in lieu of cash compensation are set forth in footnote 2 above.

(4)

As of December 31, 2018, each of our non-employee directors serving on that date held outstanding stock options to purchase the following shares of common stock: Mr. Basta and Ms. Zaderej - 70,000 shares, Mr. Janney and Mses. Jorn and Morris - 87,500 shares, Mr. Plexico - 35,254 shares, and Ms. Bush – 0 shares.

(5)

Amount reported for Ms. Jorn represents consulting fees paid to her for consulting services pursuant to the terms of her consulting agreement. The consulting agreement provided for a consulting fee of $30,000 per month for her role as Senior Advisor to the Chief Executive Officer. The consulting agreement terminated effective December 30, 2018.

(6)	Mr. Basta and Ms. Zaderej were appointed to the Board of Directors effective September 13, 2018.
(7)	Ms. Bush’s term as a member of the Board of Directors expired on May 22, 2018 and Ms. Bush did not stand for re-election.
(8)	Mr. Janney resigned from the Board of Directors effective January 16, 2019.
(9)	Mr. Plexico resigned from the Board of Directors effective September 13, 2018.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 7, 2019 regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the securities reported and that person’s address is c/o Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of August 7, 2019 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Named Executive Officers and Directors

Scott Durbin	586,180	(2)	1.2%
James Atkinson	1,288,010	(3)	2.7%
Jim Robbins	137,151	(4)	*
Steven Basta	75,517	(5)	*
Debora Jorn	225,997	(6)	*
Arlene Morris	82,120	(7)	*
Patricia Scheller	72,929	(8)	*
Karen Zaderej	85,680	(9)	*
All executive officers and directors as a group (8 persons)	2,480,655		5.2%

Owners of More than 5% of Our Common Stock

Nantahala Capital Management, LLC 19 Old Kings Highway S, Suite 200 Darien, Connecticut 06820	6,581,465	(10)	14.1%

RTW Investments, LP 250 West 55th Street, 16th Floor Suite A New York, NY 10019	4,480,565	(11)	9.6%

Hood River Capital Management, LLC Umpqua Bank Plaza One SW Columbia Street, Suite 630 Portland, Oregon 97258	3,337,811	(12)	7.2%

UBS Group AG Bahnhofstrasse 45 PO Box CH-80982(c) Switzerland	2,333,650	(13)	5.0%

*	Represents beneficial ownership of less than one percent of the shares of common stock.
(1)	Based on 46,613,204 shares of common stock issued and outstanding as of August 7, 2019.
(2)	Included in this amount are (i) 11,568 shares of common stock and (ii) warrants and options to purchase 574,612 shares of common stock exercisable within 60 days of August 7, 2019.
(3)

Included in this amount are (i) 11,525 shares of common stock, (ii) 621,237 shares of common stock held by Mr. Atkinson in a retirement account, for which he is the sole beneficiary, (iii) 285,599 shares of common stock owned of record by the Atkinson Family Revocable Trust Dated 08/26/2013, of which Mr. Atkinson is co-trustee, (iv) 3,825 shares of common stock owned of record by Mr. Atkinson as custodian for the account of a minor child, and (v) warrants and options to purchase 365,824shares of common stock that are exercisable within 60 days of August 7, 2019.

(4)	Included in this amount are (i) 27,696 shares of common stock and (ii) warrants and options to purchase 109,455 shares of common stock exercisable within 60 days of August 7, 2019.
(5)

Included in this amount are (i) 25,199 shares of common stock owned by Mr. Basta individually, (ii) 26,985 shares of common stock owned of record held by Steven Basta, Trustee of the Basta Revocable Trust, and (iii) options to purchase 23,333 shares of common stock exercisable within 60 days of August 7, 2019.

(6)	Included in this amount are (i) 40,109 shares of common stock and (ii) options to purchase 185,888 shares of common stock exercisable within 60 days of August 7, 2019.
(7)	Included in this amount are (i) 2,482 shares of common stock and (ii) options to purchase 79,638 shares of common stock exercisable within 60 days of August 7, 2019.
(8)	Included in this amount are (i) 47,202 shares of common stock and (ii) warrants to purchase 25,727 shares of common stock exercisable within 60 days of August 7, 2019.
(9)	Included in this amount are (i) 62,347 shares of common stock and (ii) options to purchase 23,333 shares of common stock exercisable within 60 days of August 7, 2019.
(10)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of Nantahala Capital Management, LLC.
(11)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of RTW Investments, LP.
(12)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 13, 2019 on behalf of Hood River Capital Management, L.L.C.
(13)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of UBS Group AG.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

We believe that, during the year ended December 31, 2018, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described below, no transaction requiring disclosure under applicable federal securities laws occurred from January 1, 2016 through the date of this proxy statement that was submitted to the Board of Directors for approval as a “related party” transaction.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship, or any proposed transaction, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2017, through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements, Severance and Change-in Control Arrangements” beginning on page 22 of this proxy statement, which is incorporated herein by reference.

Agreement for Consulting Services

On May 11, 2018, Debora Jorn, a member of our board of directors, entered into a consulting agreement with Viveve, Inc. in connection with Ms. Jorn being appointed as a Senior Advisor to the CEO. Pursuant to the consulting agreement, Ms. Jorn agreed to provide advisory services for a period of six months, unless earlier terminated or extended by the parties. Ms. Jorn received a fee of $30,000 per month for her services. On May 11, 2018, the Company granted Ms. Jorn an option to purchase 150,000 shares of the Company’s common stock under the 2013 Plan, which vests in equal monthly installments over 24 months following April 23, 2018, subject to Ms. Jorn’s continued service through the applicable vesting date.

On May 30, 2018, in connection with Patricia Scheller’s resignation from her position as Chief Executive Officer of the Company, the Company and Ms. Scheller entered into a consulting agreement, effective as of May 11, 2018, pursuant to which Ms. Scheller agreed to provide advisory services relating to the transition of duties and assisting with business matters for a period of six months, unless earlier terminated or extended by the parties. Ms. Scheller received a monthly fee of $16,000 for her consulting services during the term of the consulting agreement.

In addition, on May 30, 2018, the Company entered into a separation agreement and release with Ms. Scheller, effective as of May 11, 2018. Pursuant to such agreement, Ms. Scheller is entitled to receive: (i) base salary continuation for 12 months following termination, (ii) a monthly cash payment in an amount equal to the employer portion of her monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of her continuation coverage under COBRA or the date she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, (iii) continued vesting of all stock options and other stock-based awards held by Ms. Scheller that would have vested had she remained employed through the earlier of December 31, 2018 and the date she ceased to provide services to the Company, (iv) accelerated vesting of such awards as if Ms. Scheller had remained employed for an additional six months following such date, and (v) extension of the period of exercisability of stock options held by her for a period of 12 months following May 11, 2018. Severance payments paid to or accrued for Ms. Scheller pursuant to the separation agreement and release are reported in the “2018 Summary Compensation Table” above.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of stockholders must be received by us no later than December 18, 2019, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for its 2019 annual meeting of stockholders, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals and stockholder nominations for election of directors should be addressed to our Corporate Secretary at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

In addition, under the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at our 2020 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in our bylaws) is received by the Company’s Corporate Secretary at the address specified above not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of our 2019 annual meeting of stockholders, to be considered timely. Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2020 Annual Meeting.

Recommendations or nominations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request. Requests for the Annual Report on Form 10-K should be addressed to: Jim Robbins, Vice President of Finance and Administration of Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained directly from the SEC’s website, www.sec.gov/edgar.shtml.

OTHER MATTERS

The Board does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Special Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Vice President of Finance and Administration of Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, telephone number (720) 696-8100.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Vice President of Finance and Administration, Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VIVEVE MEDICAL, INC.

Viveve Medical, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Viveve Medical, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of Delaware was May 10, 2016.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and providing for such consideration of such amendment at the Corporation’s special meeting of the stockholders.

THIRD:  On [______], 2019, the Corporation’s special meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: The first sentence of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which (i) Seventy-Five Million (75,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”). Upon the filing (the “Effective Date”) of this Certificate of Amendment pursuant to the Section 242 of the DGCL, each [_______] ([__])shares of the Corporation’s Common Stock, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Date shall automatically without further action on the part of the Corporation or any holder of such Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock, par value of $0.0001 per share, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the Reverse Stock Split. Each certificate that immediately prior to the Effective Date represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

FOURTH: That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ___ day of ________, 2019.

A-1

By:
Scott Durbin
Chief Executive Officer

A-2

ANNEX B

VIVEVE MEDICAL, INC.

AMENDED AND RESTATED

2013 STOCK OPTION AND INCENTIVE PLAN, as amended

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Viveve Medical, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)     Committee. The Plan shall be administered by the Compensation Committee (the “Administrator”).

(b)     Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)     Delegation of Authority to Grant Awards.  The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)     Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)     Stock Issuable.  Subject to adjustment as provided in Section 3(b) and Section 3(c), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000 shares of Stock (the “Initial Limit). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than a grant date fair value equivalent of $1,000,000 of shares of Stock may be granted to any one individual grantee during any one calendar period, and the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on the first January 1 following the Effective Date and on each January 1 thereafter by the lesser of the Annual Increase (as defined in Section 3(b)) for such year or 1,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c).

(b)     Increases in the Stock Issuable.  Notwithstanding Section 3(a) above, commencing on the first January 1 following the Effective Date and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the lesser of: (i) 4% of the Company’s outstanding shares of Stock (on a fully diluted basis) on the applicable January 1 and (ii) a lesser number of shares of Stock as determined by the Board (the “Annual Increase”).

(c)     Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(d)     Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(e)     Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)     Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)     Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)     Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)     Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)     Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)     In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)     Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)     By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)     Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)     Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)     Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)     Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)     Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(d)     Stock Appreciation Rights Term.  The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)     Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)     Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)     Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d)     Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.  DEFERRED STOCK AWARDS

(a)     Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)     Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)     Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)     Restrictions.  A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)     Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a)     Performance Criteria.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

(b)     Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c)     Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)     Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is a grant date fair value number of Shares (subject to adjustment as provided in Section 3(c) hereof) equal to $1,000,000 or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a)     Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)     Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)     Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

(a)     Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)     Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)     a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)     an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

(a)     No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)     Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)     Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)     Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)     Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f)     Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within 12 months of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

ANNEX C

AMENDMENT
TO THE AMENDED AND RESTATED
VIVEVE MEDICAL, INC.
2013 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, Viveve Medical, Inc. (the “Company”) maintains the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan, as amended (the “Plan”), which was previously adopted by the Board of Directors and the stockholders of the Company in 2013, amended in 2014, 2015, 2016 and 2017;

WHEREAS, the Board of Directors of the Company believes that the number of shares of common stock of the Company (“Common Stock”) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs;

WHEREAS, Section 15 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to increase the aggregate number of shares of Common Stock available for issuance under the Plan to equal 18.0% of the issued and outstanding shares of Common Stock of the Company (the “Common Stock”) on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019.

NOW, THEREFORE:

1.     Amendment of Plan to Increase Shares. Section 3(a) of the Plan is hereby amended by deleting the first sentence thereto and replacing it with the following:

“Subject to adjustment as provided in Section 3(b) and Section 3(c), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be such shares of Stock equal to 18.0% of the issued and outstanding shares of Stock of the Company on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019 (the “Initial Limit).”

4.     Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is adopted by the Board of Directors of the Company; provided, however, that this Amendment shall be subject to the approval of the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No Stock Option granted under the Plan prior to such stockholder approval may be exercised to the extent that the number of shares of Common Stock then available for issuance under the Plan, without giving effect to this Amendment, shall be less than the number of shares of Common Stock proposed to be purchased pursuant to such exercise.

5.     Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment to the Plan has been adopted by the Board of Directors of the Company this 6th day of August, 2019 and approved by the Company’s stockholders on ___________, 2019.

C-1

VIVEVE MEDICAL, INC.
150 COMMERCIAL STREET
SUNNYVALE, CA 94086

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1., 2. and 3..

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000427743_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com .

VIVEVE MEDICAL, INC.
Special Meeting of Stockholders
September **, 2019, ** Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Durbin and Jim Robbins, and each of them, as proxy holder, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVEVE MEDICAL, INC. that the undersigned is/are entitled to vote at the SpecialMeeting of Stockholders to be held at **, local time on September **, 2019, at 345 Inverness Drive South, Building B, Suite 250, Englewood, CO 80112, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance of the recommendations of the Board of Directors.

Continued and to be signed on reverse side

0000427743_2 R1.0.1.18